Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated October 6, 2004, with respect to the financial statements and financial statement schedule of Vonage Holdings Corp. as of December 31, 2003 and for the two years ended December 31, 2003 and 2002, which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ AMPER, POLITZINER & MATTIA P.C.

February 7, 2006
Edison, New Jersey